August 25, 1997






The Montgomery Funds II
600 Montgomery Street
San Francisco, California  94111

Ladies and Gentlemen:

		You have requested our opinion as counsel to The Montgomery Funds II, a Delaware business trust (the "Trust"), with respect to the shares of beneficial interest of the various series of the Trust (the "Funds") sold by the Trust during its fiscal year ended June 30, 1997 (the "Shares") in connection with the notice (the "Notice") being filed by the Trust with the Securities and Exchange Commission pursuant to Rule 24f-2 adopted under the Investment Company Act of 1940, as amended (the "Act").

		In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.
We have based our opinion upon our review of the following records, documents and instruments:

	(a)	the Trust's Amended and Restated Agreement and
Declaration of Trust, dated August 16, 1994 (the "Declaration of Trust"), certified to us by an officer of the Trust as being true and complete and in effect throughout the Trust's fiscal year ended June 30, 1997 (the "Fiscal Year");

	(b)	the Trust's Certificate of Trust, as filed with the
Delaware Secretary of State on September 10, 1993 and amended on November 11, 1995 and March 19, 1994 and the Amended and Restated Certificate of Trust, as filed with the Delaware Secretary of State on August 24, 1994, both certified to us by an officer of the Trust as being true and complete and in effect throughout the Fiscal Year for the periods stated;

	(c)	the Amended and Restated By-laws of the Trust dated
August 16, 1994, certified to us by an officer of the Trust as being true and complete and in effect throughout the Fiscal Year;

	(d)	the Funds' Prospectuses and Statements of Additional
Information effective during the Fiscal Year (collectively, the "Prospectuses");

	(e)	resolutions adopted by the Board of Trustees of the
Trust at meetings of the Board held on September 8, 1993, November 11, 1993, February 11, 1994, May 23, 1994, August 16, 1994,
November 17, 1994, March 2, 1995, May 23, 1995, August 24, 1995,
November 16, 1995, May 2, 1996, May 29, 1996 and November 20,
1996, certified by an officer of the Trust as being in full force and effect through the end of the Fiscal Year; and

	(f)	a certificate of an officer of the Trust concerning
certain factual matters.

		In rendering our opinion below, we have assumed that all of the Shares were issued and sold at no less than the per-share public offering price on the date of their issuance in accordance with statements specified in the Funds' then-current Prospectuses and in accordance with Article III of the Declaration of Trust. In rendering our opinion, we have further assumed that the Funds received, in cash or securities, an amount equal to no less than the per-share public offering price as described in the Funds' then-current Prospectuses. We have not conducted an independent examination of the books and records of the Trust for the purpose of determining whether all of the Shares were fully paid prior to their issuance and do not believe it to be our obligation to do so.

		Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code Annotated (Michie Co. 1996) and updated on Westlaw through August 18, 1997.
We have not undertaken a review of other Delaware law or court decisions or of any administrative decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

		Based upon such examination and subject to the foregoing, we are of the opinion that the Shares, as sold pursuant to the registration under the Securities Act of 1933, as amended, pursuant to Rule 24f-2 adopted under the Act, were legally issued, fully paid and nonassessable by the Trust.
		We hereby consent to the filing of this opinion as an exhibit to the Notice being filed by the Trust with the Securities and Exchange Commission. This opinion is rendered to you in connection with that Notice and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

						Sincerely yours,



						/s/  Paul, Hastings, Janofsky
& Walker LLP